UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2011

ATLAS CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-144645	20-5549779
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

2234 N. Federal Highway, Suite 330, Florida 33431
(Address of Principal Executive Offices)

(561) 488-7623
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Atlas Capital Holdings, Inc. (the "Company") announced on Tuesday August 9, 2011 that it will maintain its authorized share structure of 100,000,000 shares.  The Company had previously received approval to amend the Articles of Incorporation to increase its authorized shares to 900,000,000 but has elected not to proceed with the increase.

Item 9.01 Financial Statement and Exhibits

Press Release of the Company issued on August 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS CAPITAL HOLDINGS, INC.
Registrant

Dated: August 10, 2011	/s/ Christopher K. Davies
Christopher K. Davies, President